SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 8, 2011 (November 7, 2011)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrants as specified in their charters)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. (“Danskammer”) and Dynegy Roseton, L.L.C. (“Roseton”) (collectively, the “Debtor Entities”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Chapter 11 Cases”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under chapter 11 of the Bankruptcy Code and, consequently, will continue to operate their businesses in the ordinary course.

The Chapter 11 Cases were filed in accordance with a Restructuring Support Agreement (the “Support Agreement”), dated November 7, 2011, among Dynegy, DH and certain holders (the “Consenting Noteholders”) of an aggregate in excess of $1.4 billion of DH’s $3,370.3 million aggregate principal amount of outstanding unsecured notes and debentures comprised of: 8.75% senior unsecured notes due February 15, 2012, 7.5% senior unsecured notes due June 1, 2015, 8.375% senior unsecured notes due May 1, 2016, 7.75% senior unsecured notes due June 1, 2019, 7.125% senior debentures due May 15, 2018 and 7.625% senior debentures due October 15, 2026 (collectively, the “Old Notes”). The Debtor Entities’ proposed financial restructuring (the “Restructuring”), as outlined in the Support Agreement and the restructuring term sheet attached thereto (the “Term Sheet”), has the support of the Consenting Noteholders.

Pursuant to the Support Agreement, the Consenting Noteholders agree, subject to the terms and conditions contained in the Support Agreement, to (i) vote their claims under the Old Notes in favor of the Restructuring and not revoke such vote; (ii) not object to the Restructuring; (iii) not initiate legal proceedings inconsistent with or that would prevent, frustrate or delay the Restructuring; (iv) not solicit, support, formulate, entertain, encourage or engage in discussions or negotiations, or enter into any agreements relating to, any alternative Restructuring; and (v) not solicit, encourage, or direct any person or entity, including the indenture trustee under the indenture for the Old Notes, to undertake any such action.  Additionally, the Consenting Noteholders agree not to transfer their claims (the “Noteholder Claims”), until December 7, 2011 (while definitive documentation for the Restructuring is agreed upon) and thereafter to only transfer their claims to parties who also agree to be bound by the Support Agreement, subject to certain exceptions. Subject to fiduciary duties, Dynegy and DH agree to use their reasonable best efforts to (i) support and complete the Restructuring, (ii) take all necessary and appropriate actions in furtherance of the Restructuring and the transactions related thereto, (iii) complete the Restructuring and all transactions related thereto within the time-frames outlined in the Support Agreement, (iv) obtain all required governmental, regulatory and/or third-party approvals for the Restructuring and (v) take no actions inconsistent with the Support Agreement or the confirmation and consummation of the Plan (as defined below).

The Support Agreement may be terminated if (among other things): (i) a chapter 11 plan (the “Plan”) and other documents required to implement the Restructuring are not, with respect to any economic or other material term of the Restructuring, in form and substance acceptable to Dynegy, DH and a Majority of the Consenting Noteholders by December 7, 2011; (ii) the Bankruptcy Court has not entered an order approving the disclosure statement related to the Plan (the “Disclosure Statement”) by March 15, 2012; (iii) the Bankruptcy Court has not entered an order confirming the Plan by June 15, 2012; or (iv) the Plan has not become effective by August 1, 2012.

The Term Sheet sets forth the material terms of the Restructuring pursuant to which unsecured claims of DH, including its outstanding Old Notes, will be cancelled and receive a combination of (i) $400 million cash, (ii) $1.0 billion principal amount of new secured notes (“New Secured Notes”) of Dynegy (or a cash payment in lieu thereof) and (iii) $2.1 billion of convertible notes of Dynegy (the “Convertible Notes”).  Existing Dynegy common stock will remain outstanding.  In connection with the Chapter 11 Cases, the Debtor Entities intend, subject to Bankruptcy Court approval, to reject the leases of the Roseton and Danskammer power generation facilities located in Newburgh, New York.  It is a condition precedent to the consummation of the Restructuring that the rejection damage claims arising therefrom do not exceed $300 million.

The New Secured Notes will pay cash interest at an 11% annual rate and have a seven year maturity.  The New Secured Notes will have the benefit of a $55 million debt service account.  The New Secured Notes will have customary covenants including negative covenants restricting asset transfers, mergers, layering, dividends, incurrence of debt and liens, restricted payments and changes of control with exceptions to be agreed upon.  The New Secured Notes will be secured by a first priority security interest in (subject to certain exceptions and subject to applicable contractual and legal restrictions): (i) the assets of certain direct and indirect coal and gas wholly-owned subsidiaries of Dynegy and (ii) the equity interests in certain direct and indirect coal and gas subsidiaries of Dynegy.

The aggregate principal amount of New Secured Notes and the cash component of the Restructuring payments are subject to certain adjustments as more fully set forth in the Term Sheet.  For example, the amount of New Secured Notes to be issued will be reduced (and the cash component increased) by specified amounts of excess cash at DH and its subsidiaries (other than the bankruptcy-remote entities that own Dynegy’s coal and gas fueled power generation businesses) and may also be increased or decreased based on the amount of the aggregate claims arising from the rejection of the Roseton and Danskammer leases.  Additionally, Dynegy may, in lieu of issuing any New Secured Notes, provide for a cash payment equal to the aggregate principal amount of New Secured Notes (plus an amount equal to interest that would have been accrued from the filing date of the Chapter 11 Cases); provided that such cash payment is funded by debt on terms that, taken as a whole (and subject to certain exceptions), are no less favorable to Dynegy than the terms of the New Secured Notes.

The Convertible Notes will earn payment-in-kind interest, commencing on November 7, 2011, at 4% through December 31, 2013, 8% thereafter through December 31, 2014 and 12% thereafter.  The Convertible Notes will not be convertible at the option of the holder but will mandatorily convert into common stock comprising 97% of Dynegy’s fully diluted common stock on December 31, 2015, if not earlier redeemed.  The Convertible Notes may be redeemable in whole by Dynegy at the following amounts:  $1.95 billion prior to the 18 month anniversary of the filing of the Chapter 11 Cases; $2.0 billion thereafter through December 31, 2013; and $2.1 billion thereafter until the mandatory conversion date, in each case, plus accrued interest.  The Convertible Notes will contain specified covenants to be agreed upon.  In no event shall the Convertible Notes ever give rise to a claim against Dynegy or any of its subsidiaries; provided, however, that the Convertible Notes shall be structured to entitle the holders to enforce remedies to obtain the common equity of reorganized Dynegy in connection with an event of default.

The holders of DH's Series B 8.316% Subordinated Capital Income Securities due 2027 would participate in the Restructuring as an unsecured note holder, but their recovery would be subject to enforcement of their contractual subordination to the senior unsecured notes. Alternatively, the subordinated note holders will be offered the opportunity to participate, without subordination, in the restructuring as an unsecured note holder at $0.25 for every dollar of claims.

This summary of the Support Agreement and Term Sheet is qualified in its entirety by the full text of the Support Agreement (including the Term Sheet attached as an annex thereto), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.03             BANKRUPTCY OR RECEIVERSHIP.

On November 7, 2011, the Debtor Entities filed the Chapter 11 Cases. The Debtor Entities have requested that they continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Chapter 11 Cases is incorporated into this Item 1.03.

The Debtor Entities are the only subsidiaries or affiliates of Dynegy that have filed the Chapter 11 Cases. Dynegy Coal Holdco, LLC and its indirect, wholly-owned subsidiary, Dynegy Midwest Generation, LLC, as well as numerous subsidiaries of DH, including Dynegy Power, LLC and all of its subsidiaries, are not included in the Chapter 11 Cases. The normal day-to-day operations of the coal-fired power generation facilities held by Dynegy Midwest Generation, LLC and the gas-fired generation facilities held by Dynegy Power, LLC will continue without interruption.  The commencement of the Chapter 11 Cases does not constitute a default under the new first lien credit facilities at Dynegy Midwest Generation, LLC or at Dynegy Power, LLC.

In connection with the Chapter 11 Cases, the Debtor Entities intend, subject to Bankruptcy Court approval, to reject the leases of the Roseton and Danskammer power generation facilities located in Newburgh, New York.  Although the Debtor Entities are prepared to surrender the Roseton and Danskammer facilities immediately upon entry of an order authorizing the rejection of the leases, applicable federal and state regulatory requirements may prevent the Debtor Entities from doing so immediately.  Therefore, the Debtor Entities intend to operate the facilities to the extent necessary to comply with applicable federal and state regulatory requirements until operational control is transitioned to the owners of the leased facilities, which are affiliates of Public Service Enterprise Group, Inc.

Also in connection with the Chapter 11 Cases, DH, as lender, and the other Debtor Entities, as borrowers, intend, subject to Bankruptcy Court approval, to enter into a $15 million Intercompany Revolving Loan Agreement that shall be used by the borrowers for working capital and certain other administrative expenses during the Chapter 11 Cases.

On November 7, 2011, Dynegy and DH issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 2.04             TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The filing of the Chapter 11 Cases described in Items 1.01 and 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of certain of the Debtor Entities or obligations under off-balance sheet arrangements (the “Debt Documents”).  As a result of such an event of default or triggering event, all obligations under the Debt Documents, by the terms of the Debt Documents, have or may become due and payable, subject to the provisions of the Bankruptcy Code.  The Debtor Entities believe that any efforts to enforce such payment obligations against the Debtor Entities under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.  The material Debt Documents, and the approximate principal amount of debt currently outstanding thereunder, include the following:

•                  the Old Notes, issued under the Indenture dated September 26, 1996, as amended and restated as of March 14, 2001, and under the First through Sixth Supplemental Indentures thereto, between DH and Wilmington Trust Company (as successor to JP Morgan Chase Bank, N .A., successor to Bank One Trust Company, National Association), as trustee, in the outstanding aggregate principal amount of $3,370.3 million.

•                  DH’s Series B 8.316% Subordinated Capital Income Securities issued under the Indenture dated May 28, 1997, between NGC Corporation (a predecessor of DH) and the First National Bank of Chicago, as trustee, as amended and restated, in the outstanding aggregate principal amount of $200 million.

•                  DH’s $1.25 billion promissory note to its subsidiary, Dynegy Gas Investments, LLC, payable on September 1, 2027.

•                  DH’s $26,217,318 cash collateralized letter of credit facility between DH and Credit Suisse AG, Cayman Islands Branch, which is collateralized by an account maintained by Bank of New York Mellon holding the sum of $27,003,837.54.

•                  Roseton and Danskammer’s sale-leaseback arrangements under which the rent payments paid by each of them are assigned to an indenture trustee for the respective facility.  The indenture trustee then pays a portion of that payment to each of two pass-through trusts, and such pass-through trusts pay these amounts to holders of certificates in the pass-through trusts.  The current total outstanding principal of the outstanding certificates is approximately $550.4 million.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Document
99.1	Restructuring Support Agreement dated November 7, 2011.
99.2	Press Release announcing a restructuring agreement and filing by DH for reorganization under Chapter 11 dated November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: November 8, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

DYNEGY HOLDINGS, LLC

Date: November 8, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Restructuring Support Agreement dated November 7, 2011.
99.2	Press Release announcing a restructuring agreement and filing by DH for reorganization under Chapter 11 dated November 7, 2011